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                                                           EXHIBIT 99.1

MORRISON KNUDSEN CORPORATION
                                                     NEWS RELEASE
Morrison Knudsen Plaza/P.O. Box 73
Boise, Idaho  83729
Web Site:  www.mk.com
Fax:  (208) 386-5065                     For Further Information Contact:
                                         Corporate Communications (208) 386-5255

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FOR RELEASE:

                                    APRIL 22, 1997

                      MORRISON KNUDSEN ANNOUNCES APPOINTMENT OF
                             NEW CHIEF FINANCIAL OFFICER

    BOISE -- Robert A. Tinstman, President and Chief Executive Officer of Morrison Knudsen Corporation (MK), announced today that A.S. Cleberg has been named Executive Vice President and Chief Financial Officer of Morrison Knudsen Corporation. He will join the Company on May 5, 1997.
    Mr. Cleberg comes from Honeywell, Inc. where he spent the past 15 years and held a number of management positions, including: Corporate Vice President, Taxes; Vice President, Finance for Space & Aviation Control; Group Controller for Industrial Automation Control and Military Avionics; and was most recently Corporate Vice President for Business Development. Prior to joining Honeywell, Inc., he was employed for eight years by Deloitte, Haskins & Sells (now Deloitte & Touche).
    "We searched long and hard for the right person and are excited to find an individual with Tony Cleberg's broad financial background," said Mr. Tinstman. "He has a proven track record of helping organizations create shareholder value. I look to Tony's leadership for strengthening our financial disciplines and for helping our team deliver superior financial results."
    At MK, Mr. Cleberg will be responsible for the management of the Company's accounting, finance, and tax functions and will report to Mr. Tinstman. Mr. Cleberg is a Certified Public Accountant and holds a Bachelor of Science degree in accounting from the University of South Dakota.
    Morrison Knudsen's 8,500 employees are at work in 33 countries serving the environmental, heavy civil construction, industrial, mining, operations & maintenance, power, process, and transportation markets as an engineer and constructor.


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